UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: November 18, 2015

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 18, 2015, Viggle Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“NASDAQ”) notifying the Company that the Staff has determined that the Company violated the shareholder approval requirements of Listing Rule 5550(b)(1).  Listing Rule 5550(b)(1) requires that companies listed on the NASDAQ Capital Market are required to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing.  The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015 reported stockholders’ equity of $2,107,000.  As of September 18, 2015, the Company does not meet NASDAQ’s alternatives of market value of listed securities or net income from continuing operations.

The Letter has no current effect on the listing of the Company’s common stock.  The Company has until January 4, 2016 to submit a plan to regain compliance with NASDAQ listing requirements to NASDAQ.  The Company intends to regain compliance, and is working to develop a plan to regain compliance to be submitted to NASDAQ promptly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC.

Date: November 20, 2015	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President